                                                                EXHIBIT 99.2

                                   Exhibit 1

                              TRANSACTION SUMMARY


- Merger-of-Equals

- Tax-free exchange: 0.765 Associated for each First Financial share

- Pooling of interests accounting

- Total transaction value: $2.0 Billion

- Each company has executed 19.9% option

- Approvals: Associated and First Financial shareholders
             Regulators

- Expected closing: Fourth quarter, 1997

                                   Exhibit 2

                                  FACT SHEET*
                             (Dollars in Thousands)


                         Associated      First Financial     Pro Forma Combined
                         ----------      ---------------     ------------------
Balance Sheet
  Total Assets           $4,458,835       $5,808,506          $10,267,341
  Loans                   3,253,026        3,508,709            6,761,735
  Deposits                3,490,911        4,493,105            7,984,016

Distribution System
  Total                          96              128                  224
  WI Branches                    90               74                  164
  IL Branches                     6               54                   60
  ATMs                          125               45                  170
  Retail Cust.              147,000          450,000              597,000
  Commercial Cust.           19,000               --               19,000
  Trust Cust.                 6,500               --                6,500




--------------------
* At March 31, 1997.

                                   Exhibit 3

                     DIFFERENT PATHS TO SIMILAR PERFORMANCE


                           ASSOCIATED             FIRST FINANCIAL
                           ----------             ---------------

Assets                      $4.5 Billion          $5.8 Billion
Earnings (1996)              57 Million            72 Million
Tangible Capital            357 Million           394 Million
Net Interest Margins          4.53%                  3.45%
ROAA*                         1.38%                  1.31%
ROAE*                        15.39%                 17.91%
5-year EPS CAGR*             10.9%                  17.45%

--------------
* 1996 full-year adjusted for one-time SAIF charges.

                                   Exhibit 4


                            COMPLEMENTARY FRANCHISES


                                     [MAP]

                                   Exhibit 5


                            COMPLEMENTARY FRANCHISES


               ASSOCIATED                                  FIRST FINANCIAL
------------------------------------------      ---------------------------------------
Experienced management                          Experienced management
  Extensive acquisition experience                Extensive acquisition experience

Strong commercial banking franchise             Strong retail franchise

Strong trust and asset management services      Strong consumer lending
                                                  Credit cards
Consistent high performance among                 Home equity loans
  regional commercial banks

High Asset Quality                              High Asset Quality

Commitment to customers and communities         Commitment to customers and communities

                                   Exhibit 6

                            COMPLEMENTARY FRANCHISES


                                Loan Composition

                                     PACKER

                                  [PIE CHART]

                              Agriculture     1.1%
                              Construction    7.1%
                              1-4 Family     32.5%
                              Multi-Family    1.9%
                              Other RE       24.0%
                              Commercial     24.0%
                              Consumer        9.3%


                                     BADGER

                                  [PIE CHART]

                              Agriculture     0.0%
                              Construction    2.6%
                              1-4 Family     58.9%
                              Multi-Family    6.6%
                              Other RE        4.7%
                              Commercial      0.2%
                              Consumer       27.0%


                                   PRO FORMA

                                  [PIE CHART]

                              Agriculture     0.5%
                              Construction    4.7%
                              1-4 Family     46.4%
                              Multi-Family    4.4%
                              Other RE       13.9%
                              Commercial     11.5%
                              Consumer       18.6%

                                   Exhibit 7


                            COMPLEMENTARY FRANCHISES

     WISCONSIN:                        6/96: DEPOSITS    % OF STATE    BRANCHES
                                       --------------    ----------    --------
 1 Marshall & Ilsley Corp                  $9,762,779         15.56         277
 2 Firstar Corporation                      7,587,029         12.09         156
   PRO FORMA ASSOCIATED BANC-CORP           5,492,306          8.76         164
 3 Banc One Corporation                     4,916,725          7.84         100
 4 Associated Banc-Corp                     3,096,234          4.94          90
 5 First Financial Corporation              2,396,072          3.82          74
 6 Security Capital Corporation             2,259,923          3.60          45
 7 Norwest Corporation                      1,722,909          2.75          45
 8 Anchor Bancorp Wisconsin                 1,269,357          2.02          34
 9 Mutual Savings Bank                      1,032,116          1.65          33
10 F&M Bancorporation Inc.                  1,022,610          1.63          53

---------------
Source: SNL Securities

                                   Exhibit 8

                             INTEGRATION OBJECTIVES

ENHANCE THE MARKET POSITION OF THE COMBINED COMPANY

        Introduce commercial lending and trust services into the First Financial network of 128 branches and 450,000 households

        Capitalize on First Financial's consumer lending success throughout the Associated system

ACHIEVE OPERATING ECONOMIES

        Integrate back office operations in an orderly manner for maximum efficiency and effectiveness

        Integrate branch system for maximum cost savings and customer retention/service

CONTINUE THE EXCELLENT CREDIT QUALITY STANDARDS AND EXPERIENCE OF BOTH
COMPANIES

                                   Exhibit 9

                                    SUMMARY

- IMMEDIATELY ACCRETIVE TO EARNINGS AND CREATES HIGH EARNING GROWTH VISIBILITY FOR NEXT SEVERAL YEARS

- CREATES A $10.5 BILLION HIGH PERFORMANCE COMPANY

  a) Pro forma ROE estimated to be above 17%

  b) Stock value compares favorably to high performance peers

  c) Pro forma company should generate $100 mm surplus capital per year

- CREATES A HIGHER VALUE FRANCHISE IN BOTH WISCONSIN AND ILLINOIS